Exhibit 99.2

Contact:	FOR RELEASE:
Eliott Trencher	October 25, 2023
Executive Vice President,
Chief Financial Officer
and Chief Investment Officer
(310) 481-8587
Or
Bill Hutcheson
Senior Vice President,
Investor Relations & Capital Markets
(415) 778-5678

KILROY REALTY CORPORATION REPORTS
THIRD QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, October 25, 2023 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2023.

Third Quarter Highlights

Financial Results
•Revenues grew 2.8% to $283.6 million for the quarter ended September 30, 2023, as compared to $276.0 million for the quarter ended September 30, 2022
•Net income available to common stockholders of $0.45 per diluted share for the quarter ended September 30, 2023, as compared to $0.68 per diluted share for the quarter ended September 30, 2022, which included a $0.15 per diluted share gain on sale of an operating property
•Funds from operations available to common stockholders and unitholders (“FFO”) of $134.0 million, or $1.12 per diluted share for the quarter ended September 30, 2023, as compared to $139.7 million, or $1.17 per diluted share for the quarter ended September 30, 2022

Leasing and Occupancy
•Stabilized portfolio was 86.2% occupied and 87.5% leased at September 30, 2023
•Signed approximately 188,000 square feet of new and renewing leases
◦GAAP rents increased 16.1% and cash rents remained approximately flat from prior levels in the stabilized portfolio
•In October, signed approximately 117,000 square feet of new and renewing leases, including extensions of in-place leases

Development and Redevelopment
•In July, commenced GAAP revenue recognition at 9514 Towne Centre Drive, an approximately 71,000 square foot office building in the University Towne Center submarket of San Diego, and added the building to the stabilized portfolio. The building is 100% leased to a global technology company

Balance Sheet / Liquidity
•In July, entered into an eleven-year, non-recourse mortgage note for $375.0 million. The mortgage note bears interest at a fixed rate of 5.90% and matures on August 10, 2034
•In September, drew the remaining $170.0 million available on the unsecured term loan facility in accordance with the terms of the agreement
•As of the date of this release, the company had approximately $1.9 billion of total liquidity comprised of approximately $790.0 million of cash and short term investments and approximately $1.1 billion available under the unsecured revolving credit facility

Dividend
•The company’s Board of Directors declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16

Recent Awards / Recognition
•In October, the company received a 5-star ESG rating from GRESB for the ninth consecutive year and was named the 2023 regional leader for diversified development in the Americas. Kilroy has received a number one ranking from GRESB for seven consecutive years, which reflects the company’s extensive integration of ESG initiatives

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company is providing an updated guidance range of Nareit-defined FFO per diluted share for the full year 2023 of $4.55 to $4.60 per share, with a midpoint of $4.58 per share.

	Full Year 2023 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.75	$1.80

Weighted average common shares outstanding - diluted (1)	117,500	117,500

Net income available to common stockholders	$206,000	$212,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,200	2,400
Net income attributable to noncontrolling interests in consolidated property partnerships	24,500	25,500
Depreciation and amortization of real estate assets	345,000	345,000
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(35,000)	(36,000)
Funds From Operations (2)	$542,700	$548,900

Weighted average common shares/units outstanding – diluted (3)	119,200	119,200

Funds From Operations per common share/unit – diluted (3)	$4.55	$4.60

Key Assumptions	July 2023 Assumptions	Updated 2023 Assumptions
Same Store Cash NOI growth (4)	1.50% to 2.50%	2.75% to 3.25%
Average occupancy	86.75% to 87.75%	87.00% to 87.50%
Total development spending (5)	$425 million to $475 million	$400 million to $450 million
Dispositions	$0 to $200 million	$0 million

 ________________________
(1)Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.
(2)See management statement for Funds From Operations at end of release.
(3)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(4)See management statement for Same Store Cash Net Operating Income on page 32 of our Supplemental Financial Report furnished on Form 8-K with this press release.
(5)Remaining 2023 development spending is $100 million to $150 million.

The company’s guidance estimates for the full year 2023, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. Although these guidance estimates reflect the impact on the company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the company’s capital needs, the particular assets being sold and the company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
The company’s management will discuss third quarter results and the current business environment during the company’s October 26, 2023 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/556184498. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (844) 200-6205 and enter access code 383102 five to 10 minutes prior to the start time to allow time for registration. International callers should dial (929) 526-1599 and enter the same passcode. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at https://www.netroadshow.com/events/login?show=7038fe96&confId=45368. A replay of the conference call will be available via telephone on October 26, 2023 through November 2, 2023 by dialing (866) 813-9403 and entering passcode 902548. International callers should dial (929) 458-6194 and enter the same passcode. The replay will also be available on our website at https://investors.kilroyrealty.com/shareholders/investor-events/default.aspx.

About Kilroy Realty Corporation

Kilroy Realty Corporation (NYSE: KRC, the “company”, “Kilroy”) is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, the Pacific Northwest and Austin, Texas. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science and business services companies.

The company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office, life science and mixed-use projects.

As of September 30, 2023, Kilroy’s stabilized portfolio totaled approximately 16.3 million square feet of primarily office and life science space that was 86.2% occupied and 87.5% leased. The company also had more than 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 92.7%. In addition, the company had two in-process life science redevelopment projects with total estimated redevelopment costs of $80.0 million, totaling approximately 100,000 square feet, and two in-process development projects with an estimated total investment of $1.6 billion, totaling approximately 1.6 million square feet of office and life science space. The in-process development and redevelopment office and life science space is 32% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector. For over a decade, the company and its sustainability initiatives have been recognized with numerous honors, including being listed on the Dow Jones Sustainability World Index, earning the GRESB five star rating and being named a sector and regional leader in the Americas. Other honors have included the Nareit Leader in the Light Award, being named ENERGY STAR Partner of the Year and receiving the ENERGY STAR highest honor of Sustained Excellence.

Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The company’s portfolio was 70% LEED certified and 44% Fitwel certified, and 65% of eligible properties were ENERGY STAR certified as of September 30, 2023.

A significant part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. For the fourth year in a row, the company has been named to Bloomberg’s Gender Equality Index, which recognizes companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than the employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$283,594	$275,958	$860,678	$812,643

Net income available to common stockholders	$52,762	$79,757	$164,957	$179,990

Weighted average common shares outstanding – basic	117,185	116,873	117,133	116,783
Weighted average common shares outstanding – diluted	117,495	117,242	117,411	117,163

Net income available to common stockholders per share – basic	$0.45	$0.68	$1.40	$1.53
Net income available to common stockholders per share – diluted	$0.45	$0.68	$1.40	$1.53

Funds From Operations (1)(2)	$134,047	$139,657	$421,859	$416,776

Weighted average common shares/units outstanding – basic (3)	118,934	118,563	118,894	118,591
Weighted average common shares/units outstanding – diluted (4)	119,245	118,933	119,172	118,972

Funds From Operations per common share/unit – basic (2)	$1.13	$1.18	$3.55	$3.51
Funds From Operations per common share/unit – diluted (2)	$1.12	$1.17	$3.54	$3.50

Common shares outstanding at end of period			117,240	116,877
Common partnership units outstanding at end of period			1,151	1,151
Total common shares and units outstanding at end of period			118,391	118,028

			September 30, 2023	September 30, 2022
Stabilized office portfolio occupancy rates: (5)
Greater Los Angeles			81.2%	84.5%
San Diego County			86.1%	86.3%
San Francisco Bay Area			91.1%	93.8%
Greater Seattle			83.5%	97.7%
Weighted average total			86.2%	90.8%

Total square feet of stabilized office properties owned at end of period: (5)
Greater Los Angeles			4,345	4,328
San Diego County			2,770	2,709
San Francisco Bay Area			6,170	6,212
Greater Seattle			3,000	3,000
Total			16,285	16,249
________________________
(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for September 30, 2022 include the office properties that were sold subsequent to September 30, 2022.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	September 30, 2023	December 31, 2022
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,743,170	$1,738,242
Buildings and improvements	8,431,499	8,302,081
Undeveloped land and construction in progress	1,950,424	1,691,860
Total real estate assets held for investment	12,125,093	11,732,183
Accumulated depreciation and amortization	(2,443,659)	(2,218,710)
Total real estate assets held for investment, net	9,681,434	9,513,473

Cash and cash equivalents	618,794	347,379
Marketable securities	278,789	23,547
Current receivables, net	11,383	20,583
Deferred rent receivables, net	466,073	452,200
Deferred leasing costs and acquisition-related intangible assets, net	228,742	250,846
Right of use ground lease assets	125,765	126,530
Prepaid expenses and other assets, net	60,141	62,429
TOTAL ASSETS	$11,471,121	$10,796,987

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$604,480	$242,938
Unsecured debt, net	4,330,326	4,020,058
Accounts payable, accrued expenses and other liabilities	426,662	392,360
Ground lease liabilities	124,517	124,994
Accrued dividends and distributions	64,423	64,285
Deferred revenue and acquisition-related intangible liabilities, net	178,542	195,959
Rents received in advance and tenant security deposits	74,646	81,432
Total liabilities	5,803,596	5,122,026

EQUITY:
Stockholders’ Equity
Common stock	1,173	1,169
Additional paid-in capital	5,195,106	5,170,760
Retained earnings	237,665	265,118
Total stockholders’ equity	5,433,944	5,437,047
Noncontrolling Interests
Common units of the Operating Partnership	53,328	53,524
Noncontrolling interests in consolidated property partnerships	180,253	184,390
Total noncontrolling interests	233,581	237,914
Total equity	5,667,525	5,674,961
TOTAL LIABILITIES AND EQUITY	$11,471,121	$10,796,987

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUES
Rental income	$280,681	$272,546	$852,094	$804,330
Other property income	2,913	3,412	8,584	8,313
Total revenues	283,594	275,958	860,678	812,643

EXPENSES
Property expenses	59,445	52,075	168,233	147,421
Real estate taxes	28,363	27,415	84,868	78,718
Ground leases	2,390	1,771	7,172	5,473
General and administrative expenses (1)	24,761	23,524	71,356	68,425
Leasing costs	1,852	1,015	4,550	3,475
Depreciation and amortization	85,224	81,140	269,262	266,215
Total expenses	202,035	186,940	605,441	569,727

OTHER INCOME (EXPENSES)
Interest and other income, net	7,015	295	11,896	501
Interest expense	(29,837)	(19,982)	(81,891)	(60,728)
Gain on sale of depreciable operating property	—	17,329	—	17,329
Total other expenses	(22,822)	(2,358)	(69,995)	(42,898)

NET INCOME	58,737	86,660	185,242	200,018

Net income attributable to noncontrolling common units of the Operating Partnership	(515)	(664)	(1,612)	(1,695)
Net income attributable to noncontrolling interests in consolidated property partnerships	(5,460)	(6,239)	(18,673)	(18,333)
Total income attributable to noncontrolling interests	(5,975)	(6,903)	(20,285)	(20,028)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$52,762	$79,757	$164,957	$179,990

Weighted average common shares outstanding – basic	117,185	116,873	117,133	116,783
Weighted average common shares outstanding – diluted	117,495	117,242	117,411	117,163

Net income available to common stockholders per share – basic	$0.45	$0.68	$1.40	$1.53
Net income available to common stockholders per share – diluted	$0.45	$0.68	$1.40	$1.53
________________________
(1)The three and nine months ended September 30, 2023 includes $5.8 million and $12.0 million, respectively, of retirement costs for our CEO and former President, primarily comprised of accelerated stock compensation expense.

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income available to common stockholders	$52,762	$79,757	$164,957	$179,990
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	515	664	1,612	1,695
Net income attributable to noncontrolling interests in consolidated property partnerships	5,460	6,239	18,673	18,333
Depreciation and amortization of real estate assets	83,518	79,410	263,662	261,129
Gain on sale of depreciable real estate	—	(17,329)	—	(17,329)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(8,208)	(9,084)	(27,045)	(27,042)
Funds From Operations(1)(2)(3)	$134,047	$139,657	$421,859	$416,776

Weighted average common shares/units outstanding – basic (4)	118,934	118,563	118,894	118,591
Weighted average common shares/units outstanding – diluted (5)	119,245	118,933	119,172	118,972

Funds From Operations per common share/unit – basic (2)	$1.13	$1.18	$3.55	$3.51
Funds From Operations per common share/unit – diluted (2)	$1.12	$1.17	$3.54	$3.50
 ________________________
(1)We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.9 million and $5.0 million for the three months ended September 30, 2023 and 2022, respectively, and $15.0 million and $14.2 million for the nine months ended September 30, 2023 and 2022, respectively.

(4)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.